Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American Superconductor Corporation’s Annual Report on Form 10-K/A for the year ended March 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

August 3, 2012